EXHIBIT 99.1
                                                                    ------------

                                                        FOR FURTHER INFORMATION:
                                                               Gary L. Svec, CFO
                                                            PrivateBancorp, Inc.
                                                                    312-683-7100

For Immediate Release

              PRIVATEBANCORP REPORTS RECORD FIRST QUARTER EARNINGS
            Earnings per share up 50 percent over first quarter 2001

Chicago, IL, April 22, 2002--- PrivateBancorp, Inc. (NASDAQ: PVTB) today reported that earnings per share increased 50 percent to $0.42 per diluted share for the first quarter 2002 compared to first quarter 2001 earnings per share of $0.28. Net income for the first quarter ended March 31, 2002 was $2.1 million, an increase of 61 percent over first quarter 2001 net income of $1.3 million.

     "The performance momentum established over several previous quarters continued during the first quarter of 2002," said Ralph B. Mandell, Chairman, President & CEO. "All areas of the Company contributed to our record earnings reflecting significant earning assets growth, which resulted in higher net interest income and improved operating efficiencies. These factors more than compensated for slightly lower net interest margins. Past decisions to continue to invest in quality people and improved infrastructure as well as to expand our geographic footprint in Chicago and St. Louis are continuing to fuel our performance."

     "We are pleased to report that our asset quality remains strong. Our ratio of nonperforming loans to total loans was 0.37 percent and nonaccrual loans to total loans was 0.19 percent. Despite the economic downturn, we demonstrated substantial improvement in our return on average equity which increased 35 percent from 9.9 percent during the prior year quarter to 13.4 percent during the first quarter 2002 and our efficiency ratio, which improved from 67.8 percent in the first quarter of 2001 to 61.1 percent this quarter," added Mandell. "As expected, our efficiency ratio for the first quarter 2002 was higher than the fourth quarter 2001 due to the cyclical nature of certain employee salary and benefit related expenses that we incur in the first quarter of each year."

     "We are strongly focused on increasing shareholder value and are continuing to pursue favorable opportunities in fee income generating lines of business as well as opportunities to expand our PrivateBank concept into other preferred markets," said Mandell. "Absent unanticipated credit deterioration in our loan portfolio, we are confident that we will meet or exceed the high-end of current analysts' earnings estimates for 2002 of $1.75 per share."

     Net interest income totaled $8.3 million in the first quarter of 2002, an increase of 29 percent over first quarter 2001 net interest income of $6.4 million, due to growth in average earning assets between periods. Average earning assets during the period were $1.14 billion, compared to $800.5 million in the prior year quarter, an increase of 42 percent. Compared to the fourth quarter of 2001, average earning assets increased by $111.0 million, or 11 percent during the first quarter of 2002. Average earning loans during the first quarter 2002 increased to $781.1 million compared to $741.4 million during the fourth quarter of 2001. Net interest margin (on a tax equivalent basis) was 3.14 percent in the first quarter of 2002, down from 3.32 percent in the prior year first quarter and 3.28 percent in the fourth quarter of 2001. The decline in net interest margin compared to the fourth quarter of 2001 is primarily attributable to decreases in market interest rates during the fourth quarter 2001 that affected loan yields for the full first quarter period.

     Noninterest income was $1.0 million in the first quarter of 2002, reflecting a decrease of approximately $90,000 or 8 percent from the first quarter of 2001. During the first quarter of 2002, the Company recognized $230,000 of net securities losses as compared to net securities gains of $186,000 during the first quarter of 2001. The securities losses for the quarter include a write-down of $200,000 on an investment that qualifies for CRA purposes. Banking, trust services and other income increased $326,000, or 34%, from the prior year quarter. Trust assets under administration increased to $758.2 million at March 31, 2002 compared to $693.2 million at March 31, 2001 and $722.7 million at December 31, 2001. The 5 percent increase in trust assets under administration since year-end is attributable primarily to increases in new business generated during the quarter.

     Noninterest expense increased to $6.1 million in the first quarter of 2002 from $5.3 million in the first quarter of 2001. The 15 percent increase in noninterest expense between periods is attributable to the continued growth of the organization. The efficiency ratio improved to 61.1 percent in the first quarter of 2002 from 67.8 percent in the prior year quarter, as the revenue contribution of our newer offices has grown to outpace their start-up operational costs.

     Loans outstanding increased to $782.4 million at March 31, 2002 reflecting growth of 25 percent over the $625.7 million in loans outstanding at March 31, 2001. Loans outstanding as of March 31, 2002 were essentially unchanged compared to December 31, 2001 loans outstanding of $780.8 million. At March 31, 2002, nonaccrual loans as a percentage of total loans were 0.19 percent, versus 0.09 percent at December 31, 2001 and 0.02 percent at March 31, 2001. Net charge-offs totaled $27,000 in the quarter ended March 31, 2002 versus $509,000 in the fourth quarter 2001. Net recoveries totaled $8,000 for the quarter ended March 31, 2001. The provision for loan losses was $511,000 in the first quarter of 2002, versus $1.3 million in the fourth quarter 2001 and $339,000 in the first quarter of 2001. The allowance as a percentage of gross loans was 1.12 percent as of March 31, 2002 compared to 1.06 percent at December 31, 2001 and 1.03 percent as of March 31, 2001.

     PrivateBancorp, Inc. was organized in 1989 to provide highly personalized financial services primarily to affluent individuals, professionals, owners of closely-held businesses and commercial real estate investors. The Company operates two banking subsidiaries, The PrivateBank and Trust Company and The PrivateBank (St. Louis). The Company, which had assets of $1.2 billion at March 31, 2002, currently has banking offices in Chicago, Wilmette, Oak Brook, St. Charles, Lake Forest, Winnetka, and Geneva, Illinois, and in St. Louis, Missouri.

     Additional information can be found in the Investor Relations section of Private Bancorp, Inc.'s website at www.privatebk.com

     Forward-Looking Statements: Statements contained in this news release that are not historical facts may constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company include, but are not limited to, fluctuations in market rates of interest and loan and deposit pricing, greater than anticipated deterioration in asset quality due to a prolonged economic downturn in the greater Chicago and St. Louis metropolitan areas, legislative or regulatory changes, adverse developments in the Company's loan or investment portfolios, competition and the possible dilutive effect of potential acquisitions or expansion. These risks and uncertainties should be considered in evaluating forward- looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update publicly any of these statements in light of future events.

Editor's Note: Financial highlights attached.

                                      ###

                              PRIVATEBANCORP, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                                           THREE MONTHS ENDED
                                                                                                MARCH 31,
                                                                                    -------------------------------
                                                                                        2002              2001
                                                                                    --------------   --------------
                                                                                       UNAUDITED        UNAUDITED
INTEREST INCOME
Interest and fees on loans.....................................................        $12,041          $13,002
Interest on investment securities..............................................          4,206            3,202
Interest on short-term investments.............................................             17              177
                                                                                       -------          -------
   Total interest income.......................................................         16,264           16,381
                                                                                       -------          -------
INTEREST EXPENSE
Interest on deposits...........................................................          6,213            8,203
Interest on borrowings.........................................................          1,309            1,507
Interest on long-term debt -- trust preferred securities.......................            485              276
                                                                                       -------          -------
   Total interest expense......................................................          8,007            9,986
                                                                                       -------          -------
NET INTEREST INCOME                                                                      8,257            6,395
Provision for loan losses......................................................            511              339
                                                                                       -------          -------
   Net interest income after provision.......................................            7,746            6,056
                                                                                       -------          -------
NON INTEREST INCOME
Banking, trust services and other income.......................................          1,279              953
Net securities gains (losses)..................................................           (230)             186
                                                                                       -------          -------
   Total non interest income...................................................          1,049            1,139
                                                                                       -------          -------
NON INTEREST EXPENSE
Salaries and benefits..........................................................          2,844            2,434
Other operating expenses.......................................................          3,258            2,646
Amortization of goodwill.......................................................             --              206
                                                                                       -------          -------
   Total non interest expense..................................................          6,102            5,286
                                                                                       -------          -------
Income before income taxes.....................................................          2,693            1,909
Income tax expense.............................................................            549              576
                                                                                       -------          -------
Net income.....................................................................        $ 2,144          $ 1,333
                                                                                       =======          =======
Weighted average shares O/S....................................................      4,858,022        4,648,061
Diluted average shares O/S.....................................................      5,075,764        4,783,400

EARNINGS PER SHARE
Basic..........................................................................        $  0.44          $  0.29
Diluted........................................................................        $  0.42          $  0.28

NOTE: Certain reclassifications have been made to prior periods' statements to place them on a basis comparable with the current period's financial statements.

                              PRIVATEBANCORP, INC.
                          CONSOLIDATED BALANCE SHEETS
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                                       MARCH 31,    DECEMBER 31,
                                                                                         2002           2001
                                                                                    --------------  ------------
                                                                                      UNAUDITED
ASSETS
Cash and due from banks......................................................       $   25,852       $   22,283
Short-term investments.......................................................            3,558              518
Investment securities -- available for sale..................................          388,728          332,933
Loans held for sale..........................................................            1,785           11,335
Loans........................................................................          782,434          780,771
Allowance for loan losses....................................................           (8,790)          (8,306)
                                                                                    ----------       ----------
   Net loans.................................................................          773,644          772,465
Premises and equipment, net..................................................            4,026            3,792
Goodwill.....................................................................           10,805           10,805
Other assets.................................................................           22,810           22,637
                                                                                    ----------       ----------
   Total assets..............................................................       $1,231,208       $1,176,768
                                                                                    ==========       ==========
LIABILITIES
Non-interest bearing deposits................................................       $   62,359       $   73,146
Interest bearing deposits....................................................          919,506          777,349
                                                                                    ----------       ----------
   Total deposits............................................................          981,865          850,495
                                                                                    ----------       ----------
Borrowings...................................................................          155,523          231,488
Long-term debt -- trust preferred securities.................................           20,000           20,000
Other liabilities............................................................            8,894           12,481
                                                                                    ----------       ----------
   Total liabilities.........................................................       $1,166,282       $1,114,464
                                                                                    ==========       ==========
STOCKHOLDERS' EQUITY
Common stock and surplus.....................................................       $   47,189       $   46,320
Retained earnings............................................................           19,465           17,468
Accumulated other comprehensive income.......................................               31              323
Deferred compensation........................................................             (809)            (857)
Loans to executive officers..................................................             (950)            (950)
                                                                                    ----------       ----------
   Total stockholders' equity................................................       $   64,926       $   62,304
                                                                                    ==========       ==========
   Total liabilities and stockholders' equity................................       $1,231,208       $1,176,768
                                                                                    ==========       ==========
Book value per share.........................................................       $    13.20       $    12.97

NOTE: Certain reclassifications have been made to prior periods' statements to place them on a basis comparable with the current period's financial statements.

                              PRIVATEBANCORP, INC.
                               KEY FINANCIAL DATA
                                   UNAUDITED
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                1Q02          4Q01            3Q01          2Q01          1Q01
                                                ------        ------         -------       ------        ------

KEY STATISTICS
Net income..............................        $2,144        $1,918         $1,591        $1,358        $1,333
Basic earnings per share................        $ 0.44        $ 0.40         $ 0.34        $ 0.29        $ 0.29
Diluted earnings per share..............        $ 0.42        $ 0.39         $ 0.32        $ 0.28        $ 0.28

Return on average total assets..........          0.73%         0.70%          0.64%         0.60%         0.64%
Return on average total equity..........         13.35%        12.18%         10.46%         9.46%         9.86%
Dividend payout ratio...................          6.88%         7.51%          8.94%         8.62%         8.79%

Non-interest income to average assets...          0.36%         0.86%          0.49%         0.57%         0.52%
Non-interest expense to average assets..          2.07%         2.43%          2.16%         2.39%         2.55%
Net overhead ratio(1)...................          1.71%         1.57%          1.67%         1.82%         2.03%
Efficiency ratio(2).....................          61.1%         60.9%          60.6%         64.5%         67.8%

Net interest margin(3)..................          3.14%         3.28%          3.17%         3.21%         3.32%
Yield on average earning assets.........          5.98%         6.57%          7.16%         7.67%         8.37%
Cost of average interest-bearing
  liabilities...........................          3.06%         3.59%          4.40%         4.92%         5.55%
Net interest spread(4)..................          2.92%         2.98%          2.76%         2.75%         2.82%

---------------------------------------
(1)     Non-interest expense less non-interest income divided by average total assets.
(2)     Non-interest expense divided by the sum of net interest income, on a tax equivalent basis, plus non-interest income.
(3)     Net interest income, on a tax equivalent basis, divided by average interest-earning assets.
(4)     Yield on average interest-earning assets less rate on average interest-bearing liabilities.

                              PRIVATEBANCORP, INC.
                               KEY FINANCIAL DATA
                                   UNAUDITED
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                1Q02          4Q01           3Q01          2Q01          1Q01
                                             ----------    ----------     ----------    ----------    ----------
BALANCE SHEET RATIOS
Loans to deposits (period end).........          79.69%        91.80%         89.39%        88.84%        90.13%
Average interest-earning assets to
   average interest-bearing liabilities          107.5         108.9          110.2         110.4         110.0

PER SHARE DATA
Dividends..............................         $0.030        $0.030         $0.030        $0.025        $0.025
Book value (period end)................         $13.20        $12.97         $13.07        $12.35        $12.15
Tangible book value (period end).......         $11.01        $10.72         $10.75         $9.96         $9.72

SHARE PRICE DATA
Closing price (period end).............       $24.5000      $19.6300       $15.9000      $16.2200      $15.9375
Diluted earnings multiple..............          14.38x        12.77x         12.42x        14.46x        14.10x
Book value multiple (period end).......           1.86x         1.51x          1.22x         1.31x         1.31x

COMMON STOCK INFORMATION
Outstanding shares at end of period....      4,917,020     4,804,280      4,750,124     4,680,668     4,685,768

NUMBER OF SHARES USED TO COMPUTE:
Basic earnings per share...............      4,858,022     4,773,572      4,714,506     4,681,655     4,648,061
Diluted earnings per share.............      5,075,764     4,951,338      4,929,171     4,855,083     4,783,400

CAPITAL RATIOS (PERIOD END)
Total equity to total assets...........           5.27%         5.29%          5.96%         6.12%         6.52%
Total risk-based capital ratio.........           9.93%         9.77%         10.55%        10.98%        10.97%
Tier-1 risk-based capital ratio........           8.37%         8.25%          8.88%         9.17%         9.12%
Leverage ratio.........................           6.25%         6.70%          6.99%         7.26%         7.60%

                              PRIVATEBANCORP, INC.
                               KEY FINANCIAL DATA
                                   UNAUDITED
                             (DOLLARS IN THOUSANDS)


                                                1Q02          4Q01          3Q01           2Q01          1Q01
                                               -------       -------        -------       -------       -------
SUMMARY INCOME STATEMENT
INTEREST INCOME
Loans, including fees...................       $12,041       $12,311        $12,785       $12,877       $13,002
Securities..............................         4,206         4,144          3,704         3,327         3,202
Short-term investments..................            17            13             23            31           177
                                               -------       -------        -------       -------       -------
   Total interest income................        16,264        16,468         16,512        16,235        16,381

Interest expense........................         8,007         8,548          9,478         9,625         9,986
                                               -------       -------        -------       -------       -------
Net interest income.....................         8,257         7,920          7,034         6,610         6,395
Provision for loan losses...............           511         1,257            845           738           339
                                               -------       -------        -------       -------       -------
   Net interest income after provision
      for loan losses...................         7,746         6,663          6,189         5,872         6,056
                                               -------       -------        -------       -------       -------
NON-INTEREST INCOME
Banking, trust services and other income         1,279         1,149            902         1,024           953
Net securities gains (losses)...........          (230)        1,191            365           353           186
                                               -------       -------        -------       -------       -------
   Total non-interest income............         1,049         2,340          1,267         1,377         1,139
                                               -------       -------        -------       -------       -------
NON-INTEREST EXPENSE
Salaries and employee benefits..........         2,844         2,519          2,303         1,855         2,434
Goodwill................................            --           206            206           206           206
Occupancy expense.......................         1,139         1,325            985           960           888
Other non-interest expense..............         2,119         2,576          1,847         2,378         1,758
                                               -------       -------        -------       -------       -------
   Total non-interest expense...........         6,102         6,626          5,341         5,399         5,286
                                               -------       -------        -------       -------       -------
Income before income taxes..............         2,693         2,377          2,115         1,850         1,909
Provision for income taxes..............           549           459            524           492           576
                                               -------       -------        -------       -------       -------
   Net income...........................       $ 2,144       $ 1,918        $ 1,591       $ 1,358       $ 1,333
                                               =======       =======        =======       =======       =======

                              PRIVATEBANCORP, INC.
                               KEY FINANCIAL DATA
                                   UNAUDITED
                             (DOLLARS IN THOUSANDS)

                                                1Q02            4Q01           3Q01          2Q01          1Q01
                                              --------        --------       --------      --------      --------
CREDIT QUALITY
KEY RATIOS
Net charge-offs (recoveries) to average
   loans................................          0.01%         0.27%          0.11%         0.18%        (0.01)%

Total non-performing loans to total
   loans................................          0.37%         0.41%          0.91%         0.37%         0.47%
Total non-performing assets to total
   assets...............................          0.24%         0.27%          0.62%         0.26%         0.34%
Nonaccrual loans to:
   Total loans..........................          0.19%         0.09%          0.37%         0.23%         0.02%
   Total assets.........................          0.12%         0.06%          0.26%         0.16%         0.01%
Allowance for loan losses to:
   Total loans..........................          1.12%         1.06%          1.06%         1.04%         1.03%
   Non-performing loans.................           303%          262%           118%          282%          218%
   Nonaccrual loans.....................           603%        1,250%           284%          459%        5,517%

NON-PERFORMING ASSETS:
Loans delinquent over 90 days...........        $1,448        $2,504         $3,766        $  938        $2,847
Nonaccrual loans........................         1,458           664          2,658         1,504           117
Other real estate.......................            --            --             62            --            --
                                                ------        ------         ------        ------        ------
   Total non-performing assets..........        $2,906        $3,168         $6,486        $2,442        $2,964
                                                ======        ======         ======        ======        ======
NET LOAN CHARGE-OFFS (RECOVERIES):
Loans charged off.......................        $   66        $  521         $  199        $  332        $   --
Recoveries..............................            39            12             16            35             8
                                                ------        ------         ------        ------        ------
   Net charge-offs (recoveries).........        $   27        $  509         $  183        $  297        $   (8)
                                                ======        ======         ======        ======        ======
PROVISION FOR LOAN LOSSES...............        $  511        $1,257         $  845        $  738        $  339
                                                ======        ======         ======        ======        ======
ALLOWANCE FOR LOAN LOSSES SUMMARY
Balance at beginning of period..........        $8,306        $7,558         $6,896        $6,455        $6,108
Provision...............................           511         1,257            845           738           339
Net charge-offs (recoveries)............            27           509            183           297            (8)
                                                ------        ------         ------        ------        ------
   Ending allowance for loan losses.....        $8,790        $8,306         $7,558        $6,896        $6,455
                                                ======        ======         ======        ======        ======
NET LOAN CHARGE-OFFS (RECOVERIES):
Commercial real estate..................            --            --             --            --            --
Residential real estate.................            --            --             --            --            --
Commercial..............................        $   18        $  438         $  185        $  276        $   (3)
Personal................................             9            71             (2)           21            (5)
Home equity.............................            --            --             --            --            --
Construction............................            --            --             --            --            --
                                                ------        ------         ------        ------        ------
   Total net loan charge-offs
      (recoveries)......................        $   27        $  509         $  183        $  297        $   (8)
                                                ======        ======         ======        ======        ======

                              PRIVATEBANCORP, INC.
                                 BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                MARCH 31,    DECEMBER 31,     SEPTEMBER 30,      JUNE 30,         MARCH 31,
                                  2002         2001               2001             2001              2001
                                UNAUDITED                       UNAUDITED        UNAUDITED        UNAUDITED
                                ----------   ------------     -------------      ----------       ---------
ASSETS
Cash and due from banks..       $   25,852       $   22,283        $   26,343       $ 28,515         $ 18,045
Federal funds sold.......            3,558              518             2,959          7,305               81
Investment
   securities - available
   for sale..............          388,728          332,933           279,319        224,505          210,840
Loans held for sale......            1,785           11,335               140            448            1,200
Loans....................          782,434          780,771           715,977        666,262          625,700
   Less:  Allowance for                              (8,306)
      loan losses........           (8,790)                            (7,558)        (6,896)          (6,455)
                                ----------       ----------        ----------       --------         --------
   Net loans.............          773,644          772,465           708,419        659,366          619,245
                                ----------       ----------        ----------       --------         --------
Premises and equipment,
   net...................            4,026            3,792             4,198          4,260            3,924
Goodwill.................           10,805           10,805            11,011         11,217           11,423
Other assets.............           22,810           22,637             9,586          9,271            8,935
                                ----------       ----------        ----------       --------         --------
      Total assets.......       $1,231,208       $1,176,768        $1,041,975       $944,887         $873,693
                                ==========       ==========        ==========       ========         ========
LIABILITIES AND
   STOCKHOLDERS' EQUITY
Non-interest bearing
   deposits..............       $   62,359       $   73,146        $   68,789       $ 65,373         $ 52,286
Interest bearing demand
   deposits..............           54,214           52,061            45,711         44,436           37,213
Savings and money market
   deposits..............          369,811          355,279           361,563        302,258          301,569
Time deposits............          495,481          370,009           325,083        338,427          304,503
                                ----------       ----------        ----------       --------         --------
   Total deposits........          981,865          850,495           801,146        750,494          695,571
Funds borrowed...........          155,523          231,488           137,956        106,128           90,397
Long-term debt - trust
   preferred securities..           20,000           20,000            20,000         20,000           20,000
Other liabilities........            8,894           12,481            20,786         10,439           10,779
                                ----------       ----------        ----------       --------         --------
   Total liabilities.....        1,166,282        1,114,464           979,888        887,061          816,747
Stockholders' equity.....           64,926           62,304            62,087         57,826           56,946
                                ----------       ----------        ----------       --------         --------
   Total liabilities and
      stockholders'
      equity.............       $1,231,208       $1,176,768        $1,041,975       $944,887         $873,693
                                ==========       ==========        ==========       ========         ========

                              PRIVATEBANCORP, INC.
                        AVERAGE QUARTERLY BALANCE SHEETS
                       (UNAUDITED, DOLLARS IN THOUSANDS)

                                MARCH 31,       DECEMBER 31,    SEPTEMBER 30,      JUNE 30,         MARCH 31,
                                  2002             2001            2001              2001             2001
                               -----------    --------------   --------------      --------         ---------
ASSETS
Cash and due from banks..       $   25,149       $   24,258          $ 22,483       $ 23,033         $ 21,238
Federal funds sold.......            3,737            2,111             2,429          2,724           12,326
Investment
   securities -- available
   for sale..............          355,528          287,553           250,979        213,241          188,760
Loans held for sale......            5,176            5,093               513          1,393            1,367
Loans....................          777,312          737,425           689,891        648,261          599,129
Less:  Allowance for
   loan losses...........           (8,540)          (7,832)           (7,248)        (6,813)          (6,198)
                                ----------       ----------          --------       --------         --------
Net loans................          768,772          729,593           682,643        641,448          592,931
                                ----------       ----------          --------       --------         --------
Premises and equipment,
   net...................            3,937            4,003             4,308          4,132            4,066
Goodwill.................           10,805           10,931            11,132         11,333           11,547
Other assets.............           23,335           19,863             9,757         10,229           10,375
                                ----------       ----------          --------       --------         --------
Total assets.............       $1,196,439       $1,083,405          $984,244       $907,533         $842,610
                                ==========       ==========          ========       ========         ========
LIABILITIES AND
   STOCKHOLDERS' EQUITY
Non-interest bearing
   deposits..............       $   64,285       $   68,591          $ 62,141       $ 59,051         $ 50,045
Interest bearing demand
   deposits..............           54,066           47,593            43,311         45,759           40,191
Savings and money market
   deposits..............          363,351          370,451           336,297        296,302          301,421
Time deposits............          485,498          351,312           328,172        309,777          283,375
                                ----------       ----------          --------       --------         --------
Total deposits...........          967,200          837,947           769,921        710,889          675,032
Funds borrowed...........          135,979          154,141           125,623        110,708           91,119
Long-term debt - trust
   preferred securities..           20,000           20,000            20,000         20,000           11,556
Other liabilities........            8,141            8,860             8,380          8,381           10,081
                                ----------       ----------          --------       --------         --------
Total liabilities........        1,131,320        1,020,948           923,924        849,978          787,788
Stockholders' equity.....           65,119           62,457            60,320         57,555           54,822
                                ----------       ----------          --------       --------         --------
Total liabilities and
   stockholders' equity..       $1,196,439       $1,083,405          $984,244       $907,533         $842,610
                                ==========       ==========          ========       ========         ========

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